PARADIGM MEDICAL INDUSTRIES, INC.

                              CONSULTING AGREEMENT

                  This CONSULTING AGREEMENT ("Agreement") is made and entered into effective as of this 20th day of June, 2000, by and between PARADIGM MEDICAL INDUSTRIES, INC. ("Paradigm"), a corporation organized under the laws of the State of Delaware, and MALCOM REDMAN ("Consultant"), a resident of the United Kingdom.

                  WHEREAS, pursuant to a Stock Purchase Agreement (the "Purchase Agreement"), Paradigm is purchasing from Consultant all of the issued and outstanding shares of Ocular Blood Flow, Ltd., a United Kingdom registered limited company ("OBF"). This Agreement is being executed as of the Closing Date of said Purchase Agreement (the "Closing Date");

                  WHEREAS, the principal business of OBF is the manufacturer and sale of a product known as a tonometer or blood flow analyzer (the "Blood Flow Analyzer"); and

                  WHEREAS, Paradigm desires to obtain the assistance of Consultant in effecting a smooth transition in the ownership and operation of OBF's business including the manufacture, operation and sale of Blood Flow Analyzers, and Consultant desires to give such assistance upon the terms and conditions contained in this Agreement.

                  NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties hereto agree as follows:

                               TERMS OF AGREEMENT

Section 1 -  Consultation Services
----------------------------------

                  1.1 For a period of three (3) years (the "Term") commencing on the date of this Agreement, Consultant agrees to make himself available from time to time as requested by Paradigm to advise and consult with Paradigm concerning any and all aspects of the business operations of OBF including the manufacture, operation and sale of Blood Flow Analyzers. Consultant agrees to provide such services for not less than one hundred (100) days during each of the three (3) years.

Section 2 - Consulting Fee
--------------------------

                  2.1 In consideration of Consultant's said consulting services, Paradigm agrees to pay Consultant a consultant fee (the "Consultant Fee") in the aggregate sum of U.S. $216,000 for said consulting services less the following amounts:

                           (a) The said sum shall be  reduced  by the  amount of
any payment to Consultant of any cash that OBF may have on the Closing Date.


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                           (b) The said sum shall be  reduced  by the  amount of
any increase greater than $1,000 in the trade debts of OBF accrued between April 12, 2000 and the Closing Date.

                  2.2 The Consultant Fee shall be paid in 36 equal monthly installments with the first installment due 30 days after the Closing Date and with subsequent monthly installments due on the same day of each month thereafter. Thus, if no reductions are made pursuant to subsections (a) and (b) of Section 2.1, each monthly installment shall be U.S. $6,000.

Section 3 - Covenant Not to Compete
-----------------------------------

                  3.1 Consultant hereby covenants and agrees that during the Term of this Agreement and for a period of one (1) year thereafter, he will not, except as a director, officer, employee or consultant of Paradigm, or any subsidiary or affiliate of Paradigm, directly or indirectly own, manage, operate, join, control, or participate in the ownership, management, operation or control of, or be connected with (as director, officer, employee, agent, independent contractor of otherwise) in any other manner with any business which is the same or substantially similar in nature to the business engaged in by Paradigm or by any of its subsidiaries, including OBF in the State of Utah, and each of the other states in the United States, and each foreign country, in which Paradigm or any of said subsidiaries may engage (whether directly or indirectly through subsidiaries, affiliates, franchisees, licensees, representatives, agents or otherwise) during the Term of this Agreement and for a period of one (1) year thereafter.

                  3.2 Consultant shall not, directly or indirectly, employ, solicit for employment, or advise or recommend to any other person that they employ or solicit for employment, any employee of Paradigm (or any subsidiary or affiliate), during the Term of this Agreement and for a period of one (1) year thereafter; provided however, that this Section shall not preclude Consultant from giving an employment reference at the request of any employee of Paradigm or at the request of a prospective employer of such employee.

                  3.3 Consultant shall not, during the Term of this Agreement, engage in any employment, occupation, consulting or other business activity directly related to the business in which Paradigm is now involved or becomes involved during the Term of this Agreement, nor will Consultant engage in any other activities that conflict with his obligations to Paradigm.

                  3.4 Consultant understands and acknowledges that Paradigm is entering into this Agreement in reliance upon the unique and essential nature of the personal services Consultant is to perform as a consultant of Paradigm and that irreparable injury would befall Paradigm or its subsidiaries should Consultant serve a competitor of, or compete, with Paradigm or any of its subsidiaries.


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                  3.5 Consultant  covenants and agrees that Paradigm's remedy at law for any breach or violation of the provisions of this Section 3 are inadequate and that, in the event of any such breach or violation, Paradigm shall be entitled to injunctive relief in addition to any other remedy, at law or in equity, to which it may be entitled.

                  3.6 Consultant specifically acknowledges and agrees that the limitation during the Term of this Agreement and for one (1) year thereafter upon his activities as specified above, together with the geographical limitations set forth above, are reasonable limitations as to time and place upon Consultant's activities and that the restrictions are necessary to preserve, promote and protect the business, accounts and good-will of Paradigm and its subsidiaries including OBF and impose no greater restraint than is reasonably necessary to secure such protection.

                  3.7 In the event that any provision of this Section 3 shall be held invalid or unenforceable by a court of competent jurisdiction by reason of the geographic or business scope or the duration thereof, such invalidity or unenforceability shall attach only to the scope or duration of such provision and shall not affect or render invalid or unenforceable any other provision of this Section 3 and, to the fullest extent permitted by law, this Section 3 shall be construed as if the geographic or business scope or the duration of such provision had been more narrowly drafted so as not to be invalid or unenforceable but rather to provide the broadest protection to Paradigm permitted by law.

Section 4 - Confidential Information Agreement.
-----------------------------------------------

                  4.1 Consultant agrees that Consultant will keep confidential and will not, during or after the Term of this Agreement, disclose, divulge, furnish or make accessible to any person, firm, corporation or other business entity, any information, trade secrets, customer information, marketing information, sales information, cost information, technical data, know-how, secret processes, discoveries, methods, patentable or unpatentable ideas, formulae, processing techniques or technical operations relating to the business, business practices, methods, products, processes, equipment or any confidential or secret aspect of the business of Paradigm or its subsidiaries including OBF (collectively, the "Confidential Information") without the prior written consent of Paradigm. Upon the termination of this Agreement for any reason, and at any time prior thereto upon request by Paradigm, Consultant shall return to Paradigm all written records of any Confidential Information, together with any and all copies of such records, in Consultant's possession. Any
Confidential Information which Consultant may conceive of or make during the Term of this Agreement shall be and remain the property of Paradigm. Consultant agrees promptly to communicate and disclose all such Confidential Information to Paradigm and to execute and deliver to Paradigm any instruments deemed necessary by Paradigm to effect disclosure and assignment thereof to it.




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Section 5 - Warranties and Representations
------------------------------------------

                  5.1 Each party represents to the other party and warrants that such party has all of the requisite power and authority to enter into this Agreement and to perform each and every term, provision, and obligation of this Agreement and that neither the execution nor delivery of this Agreement shall conflict with or result in a breach of the terms, provisions, or obligations of, or constitute a default under, any other agreement or instrument under which such party is obligated.

Section 6 - Assignment
----------------------

                  6.1 This Agreement is personal to the Consultant and the Consultant shall not have the right to assign or otherwise transfer in whole or in part his duties under this Agreement.

                  6.2 Paradigm shall have the right to assign or transfer in whole or in part its rights and obligations under this Agreement, provided that no assignment or transfer by Paradigm shall be deemed effective unless and until such assignee or transferee has agreed in writing to be bound by the terms and provisions of this Agreement; in such event, the term "Paradigm" as used herein shall include such assignee or transferee.

Section 7 -Taxes
----------------

                  7.1 Consultant is an independent contractor and is not an employee of Paradigm. Consultant shall be solely responsible for the payment and discharge of any taxes, withholdings, or duties imposed by any government or governmental agency relating to any Consulting Fees paid to him under this Agreement. Paradigm may, at its option, deduct from the Consulting Fees set forth in section 3 of this Agreement, an amount equal to such taxes, withholdings, or duties.

Section 8 - Notices
-------------------

                  8.1 All notices, demands, and other communications under this Agreement shall be in writing and shall be transmitted by United States or United Kingdom certified or registered mail, postage prepaid, or by reputable private express courier, or by telex or telegram or by facsimile transmission to the parties at the following locations or facsimile numbers:

                  (a)  In the case of Paradigm:

                           PARADIGM MEDICAL INDUSTRIES, INC.
                           2355 South 1070 West
                           Salt Lake City, UT 84119
                           United States of America
                           Facsimile Number: (801) 575-5006

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                  (b) In the case of Consultant:

                           MALCOM REDMAN
                           Ocular Blood Flow, Ltd.
                           Unit 5 Malmesbury Business
                           Park Beuttell Way
                           Malmesbury Wiltshire Sn16 9JU
                           England
                           Facsimile Number: 011 441 666 823763

The parties hereto may give written notice of change of address and, after such notice has been received, any notice or request shall thereafter be given to such party at the changed address.

Section 9 - Applicable Law
--------------------------

                  9.1 The validity and interpretation of this Agreement shall be governed by and enforced and interpreted under and in accordance with the laws of Delaware as such law shall from time to time be in effect.

Section 10 - Attorneys Fees
---------------------------

                  10.1 In the event there is a default under this Agreement and it becomes reasonably necessary for any party to employ the services of an attorney, either to enforce or terminate this Agreement, with or without litigation, the losing party or parties to the controversy arising out of the default shall pay to the successful party or parties reasonable attorneys fee and, in addition, such costs and expenses as are incurred in enforcing or in terminating this Agreement.

Section 11 - Termination
------------------------

                  11.1 Except for Consultant's duties under Sections 3 and 4, this Agreement shall terminate when Consulting Fees are no longer payable under
Section 2.

Section 12 - General Provisions
-------------------------------

                  12.1 The parties hereto have read this Agreement and agree to be bound by all its terms. The parties further agree that this Agreement shall constitute the complete and exclusive statement of the Agreement between them and supercedes all proposals, oral or written, and all other communications between them.


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                  12.2 No agreement changing,  modifying,  amending,  extending, superceding, or discharging this Agreement or any provisions hereof shall be valid unless it is in writing and is signed by a duly authorized representative of the party or parties to this Agreement.

                  12.3 The provisions of this Agreement are severable, and in the event that any provision of this Agreement shall be held to be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  12.4 The failure of any of the parties hereto to enforce any of the provisions of this Agreement or any rights with respect thereto or the failure to exercise any election provided for herein, shall in no way be considered a waiver of such provisions, rights or elections or in any way affect the validity of this Agreement. No term or provision hereof shall be deemed waived and no breach excused, unless such waiver or consent shall be in writing and signed by the party claimed to have waived or consented. The failure by any of the parties hereto to enforce any of said provisions, rights, or elections shall not preclude or prejudice such party from either enforcing or exercising the same or any other provisions, rights, or elections which it may have under this agreement. Any consent by any party to, or waiver of, a breach of this Agreement by the other party (whether expressed or implied) shall not constitute a consent to, a waiver of, or excuse of different or substitute breach. All remedies herein conferred upon any party shall be cumulative and no one shall be exclusive of any other remedy conferred herein by law or equity.

                  12.5 Paradigm and Consultant, except as provided herein, each shall bear all costs and expenses incurred in the performance of their respective duties under this Agreement.

                  12.6 This Agreement shall be binding not only upon the parties hereto, but also upon, without limitation thereto, their successors, heirs, devises, divisions, subsidiaries, officers, directors, employees, agents, representatives, and any and all persons or entities in privity with them or having notice of this Agreement.

                  12.7 There shall be no liability on either party on account of any loss, damage, or delay occasioned or caused by strikes, riots, fires, insurrection, or the elements, embargoes, failure of carriers, acts of God or of the public enemy, compliance with any law, regulation, or other governmental order, or any other cause beyond the control of either party, whether or not similar to the foregoing.

                  12.8 Headings used in the Agreement are for reference purposes only and shall not be deemed a part of this Agreement.

                  12.9  This   Agreement  may  be  executed  in  any  number  of
counterparts, each of which shall be deemed to be an original, all of which constitute one and the same Agreement.

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                  IN WITNESS  WHEREOF,  the  parties  hereto  have  caused  this
Agreement to be duly executed as of the date first mentioned above.

PARADIGM:
                                              PARADIGM MEDICAL INDUSTRIES, INC.



                                              By /s/ Thomas F. Motter
                                              -------------------------------
                                              Thomas F. Motter, President and
                                              Chief Executive Officer


CONSULTANT:


                                              /s/ Malcolm Redman
                                              -------------------
                                              Malcolm Redman




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